Exhibit 4.4



                              Consulting Agreement


Entered into this 28th day of March, 2001 by the parties to this agreement, Call-Solutions, Inc. ("CALL") and Bishop McKinney, ("Consultant").

Whereas by and for the consideration of 1,000,000 of the common equity shares of Call, Consultant hereby agrees to provide the services of public relations infrastructure development and other consulting services associated with the public relations industry for a period of 2 years from the date of signing this agreement.




/s/  Bishop  McKinney
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     Bishop  McKinney





/s/  Call-Solutions,  Inc.
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     Call-Solutions,  Inc.